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                                                                 Exhibit h(2)(a)


                                  AMENDMENT TO
                            TRANSFER AGENCY AGREEMENT



         This Amendment is made as of October 1, 1997, between ESC Strategic Funds, Inc. (the "Company") and BISYS Fund Services, Inc. ("BISYS"). The parties hereby amend the Transfer Agency Agreement (the "Agreement") between the Company and BISYS, dated as of October 1, 1996, as set forth below.

         WHEREAS, the parties hereto wish to modify Section 5 of the Agreement, entitled "Term," by extending the initial term set forth therein; and

         WHEREAS, the parties wish to modify the fee schedule set forth in Schedule B to the Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

         2. Section 5 of the Agreement shall be amended by replacing the first sentence of such section with the following:

                           The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date this Agreement is executed by both parties and ending on September 30, 1999.

         3. Schedule B to the Agreement shall be amended by adding the following sentence at the end of the first paragraph:

                           Effective as of October 1, 1997, the minimum annual fee to be paid by each Fund shall be increased to $15,000.00.

         4. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                    ESC STRATEGIC FUNDS, INC.


                                    By:_______________________________________


                                    Title:____________________________________



                                    BISYS FUND SERVICES, INC.


                                    By:_______________________________________


                                    Title:____________________________________